[LOGO AVNET]	Avnet, Inc.

2211 South 47 Street

Phoenix, AZ 85034

PRESS RELEASE

JUNE 15, 2001

AVNET, INC. —KENT ACQUISITION CONFERENCE CALL

Phoenix, Arizona —Avnet, Inc. (NYSE:AVT) announced today that a conference call will be held on:

•	Date: Wednesday, June 20, 2001

•	Time: 3:00 PM EDT / 2:00 PM CDT / 1:00 PM MDT / 12:00 Noon PDT

•	Phone: 913-981-5571

Roy Vallee, Avnet’s Chairman and CEO, will discuss, among other things, the acquisition of Kent Electronics and the accounting treatment related thereto.

In addition, a live Internet broadcast will be available via a link on Avnet’s web site at http://www.avnet.com/ on the Investor Relations home page under Calendar of Events. The teleconference will also be archived on the Avnet web site.

Individuals who do not have an opportunity to participate in the teleconference can access the replay approximately 2-3 hours after the call ends. The replay will be available until Friday June 29, 2001.

•	Replay #: (719) 457-0820

•	Confirmation #: 739643

The teleconference will also be archived on the Avnet, Inc. web site http://www.avnet.com, accessible from the Investor Relations home page.

Management of Avnet, Inc. may, from time to time, comment on expectations relative to Avnet’s future financial performance during discussions with investors, the media, investment analysts, and others. To the extent management’s expectations differ during those discussions from the comments made by management on a conference call, such new expectations will be posted on the Investor Relations home page of Avnet’s web site.

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 company with annual sales exceeding $13 billion, is one of the world’s largest distributors of semiconductors, interconnect, passive and electromechanical components, computer products, enterprise network integration equipment, enterprise solutions and embedded systems from leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Avnet’s Web site is located at www.avnet.com.

Contact: John Hovis, SVP, Investor Relations
Raymond Sadowski, SVP and CFO
(480) 643-7291